                                                                               .
                                                                               .
                                                                               .

Exhibit 21:

                             SUBSIDIARIES OF OIL-DRI

                                                  STATE OR COUNTRY
SUBSIDIARY                                        OF ORGANIZATION
----------                                        ----------------
Blue Mountain Production Company                  Mississippi
Favorite Products Company, Ltd.                   Canada
Mounds Management, Inc.                           Delaware
Mounds Production Company, LLC                    Illinois
Ochlocknee Holding Co., S.A.                      Spain
Ochlocknee Mining Co., S.A.                       Spain
ODC Acquisition Corp.                             Illinois
Oil-Dri Corporation of Georgia                    Georgia
Oil-Dri Corporation of Nevada                     Nevada
Oil-Dri Production Company                        Mississippi
Oil-Dri, S.A.                                     Switzerland
Oil-Dri (U.K.) Limited                            United Kingdom
Taft Production Company                           Delaware

                                       72